Exhibit 99.2

FOR IMMEDIATE RELEASE

LabStyle Innovations Now DarioHealth

Company Announces Corporate Name Change to DarioHealth Corp.
to Reflect Expansion of Comprehensive Digital Health and Lifestyle Offering

Boston, MA – July 27, 2016 – Labstyle Innovations Corp. (NASDAQ: DRIO) – a leader in digital health and mobile health solutions – announced today that it is changing its corporate name to DarioHealth Corp. The name change reflects the company’s growth and development in the Digital Health and mHealth space – a $10 billion industry that according to research2guidance, is expected to grow to $31 billion by 2020. DarioHealth will continue to trade on Nasdaq under the ticker “DRIO”.

DarioHealth’s updated investor presentation reflecting the new corporate identity, strategy and opportunity is now publicly available and accessible at: http://mydario.investorroom.com/

“The healthcare world is changing, and we believe we have the right solution to disrupt the industry and revolutionize the way users manage their health,” said Erez Raphael, DarioHealth’s CEO and Chairman. “Health is no longer about disease-care; it’s about personalization and lifestyle management. We are committed to advancing this movement by putting individuals first and delivering innovative, disruptive, user-centric digital health solutions – in all aspects of healthcare. The new name – DarioHealth – is paramount in achieving this goal. ”

DarioHealth’s flagship product, The Dario™ Smart Diabetes Management Solution, is a platform for diabetes management that combines an all-in-one blood glucose meter and a robust, real-time native smartphone app that includes a wide variety of tools to support and engage users living with diabetes, their doctors and the healthcare system.

“Dario is being embraced by users all over the world, and has already established a strong and recognizable brand within the Diabetes Management space,” Mr. Raphael added. “Our corporate rebranding is an important step to better align our solutions to the larger and more rapidly growing digital health space. Our name change reflects our strategy and goals as an organization and will help us extend our offerings for prevention, wellness and disease management to a larger and more diverse global market.”

The new name is effective Thursday, July 28, 2016, and will be implemented across the company's products and services throughout the rest of the calendar year 2016.

About DarioHealth

DarioHealth is a leader in digital health self-management solutions. DarioHealth delivers the ability to combine and analyze consumer health data to personalize treatment and advance medical knowledge. The Dario™ Smart Diabetes Management Solution is a platform for diabetes management that combines an all-in-one blood glucose meter, native smart phone app, website portal and a wide variety of treatment tools to support more proactive and better informed decisions by users living with diabetes, their doctors and healthcare systems. Having recently launched in the largest market in the world for glucose monitoring, U.S. sales are expected to have a significant impact on revenues and gross margins. With marketing clearance in Europe and the U.S., the Dario iOS mobile app recently launched with reimbursement in the United Kingdom, Australia, Israel, Italy, and Canada, and has also launched in New Zealand, Netherlands, Italy, and Belgium. For more information, visit http://mydario.investorroom.com/

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. (the "Company") related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. For example, when the Company describes the expected growth in the Digital Health and mHealth space, the expected impact from U.S. sales on the Company’s revenues and gross margins, and the potential for the Company’s solutions, it is using forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate and Media Contact

Yael Ayalon

Marketing Director

yaela@mydario.com

1-800-896-9062

DarioHealth Investor Relations Contact

Hayden IR

Rob Fink / Brett Maas

DRIO@HaydenIR.com

646.415.8972 / 646.536.7331